Exhibit 21





                                                         State of
Subsidiary                                            Incorporation
-----------------------------------------------    ---------------------

Car Care, Inc.                                     Delaware
Care Investment, Inc.                              Delaware
Colonial Full Service Car Wash, Inc.               Texas
Crystall Falls Car Wash, Inc.                      Delaware
CRCD, Inc.                                         Texas
Eager Beaver Car Wash, Inc.                        Florida
F.E.D. Properties, Inc.                            New York
50's Classic Car Wash of Lubbock, Inc.             Texas
Mace Car Wash - Arizona, Inc.                      Arizona
Mace Car Wash, Inc.                                Delaware
Mace Security Centers, Inc.                        Colorado
Mace Security Products, Inc.                       Delaware
Mace Texas I, Inc.                                 Delaware
Mace Texas II, Inc.                                Delaware
Mace Trademark Corp.                               Delaware
Mace Truck Wash, Inc.                              Delaware
Mace Wash, Inc.                                    Delaware
MSP Retail, Inc.                                   Colorado
Worth Manufacturing Company, Inc.                  Texas